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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report, dated March 18, 1997, accompanying the consolidated financial statements and schedule included in the Annual Report of Ortec International, Inc. (a development stage enterprise) on Form 10-KSB for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of Ortec International, Inc. on Form S-3 (Registration No. 33-96090).

GRANT THORNTON LLP

New York, New York
June 24, 1997